UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2012

_______________

DIGITAL POWER CORPORATION
 (Exact name of registrant as specified in its charter)

94-1721931	001-12711	California
(IRS Employer Identification No.)	(Commission File Number)	(State or other jurisdiction of incorporation)

41324 Christy Street, Fremont, CA 94538-3158
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders (the “Annual Meeting”) of Digital Power Corporation (the “Company”) was held on December 5, 2012.  Three items were submitted to a vote of the shareholders, as described in detail in the Company’s Proxy Statement, dated October 22, 2012.  The following briefly describes the items submitted to a vote at the Annual Meeting and the results of the shareholders' vote.

(1)	The shareholders elected six (6) directors to the Board of Directors of the Company. The vote regarding this item was as follows:

Director Nominee	Votes For	Votes Withheld
Amos Kohn	3,422,898	111,570
Ben-Zion Diamant	3,421,298	113,170
Yeheskel Manea	3,495,431	39,037
Robert O. Smith	3,424,205	110,263
Haim Yatim	3,517,531	16,937
Aaron Ben-Ze'ev	3,517,331	17,137

There were 2,083,563 broker non-votes with respect to the election of directors.

(2)	The shareholders approved the 2012 Stock Option Plan. The vote regarding this item was as follows:

Votes For	3,377,633
Votes Against	153,335
Votes Abstaining	3,500

There were 2,083,563 broker non-votes with respect to the approval of the 2012 Stock Option Plan.

(3)
The shareholders ratified the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited (“Kost Forer”), as the Company’s independent auditors for the fiscal year ending December 31, 2013.  The vote regarding this item was as follows:

Votes For	5,545,163
Votes Against	63,715
Votes Abstaining	9,153

There were no broker non-votes with respect to the ratification of the appointment of Kost Forer as the Company’s independent auditors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

/s/ Amos Kohn
By: Amos Kohn Title: President & Chief Executive Officer

Dated: December 6, 2012